UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              ___________________

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported)  October 31, 2006
                                                         ----------------


                            AIR METHODS CORPORATION
                            -----------------------
             (Exact name of Registrant as Specified in Its Charter)

                         Commission file number 0-16079
                                                -------


                Delaware                                 84-0915893
                --------                                 ----------
     (State or Other Jurisdiction of                  (I.R.S. Employer
      Incorporation or Organization)               Identification Number)


  7301 South Peoria, Englewood, Colorado                   80112
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 (Address of Principal Executive Offices)               (Zip Code)


        Registrant's Telephone Number, Including Area Code (303) 792-7400
                                                           --------------


     Former Name, Former Address and Former Fiscal Year, if Changed Since Last
                                  Report:  N/A


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 1.01.      ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

See Item 2.03 below, which is incorporated by reference into this Item.


ITEM 2.03.      CREATION OF DIRECT FINANCIAL OBLIGATION

On October 31, 2006, the Company amended its senior revolving credit facility with PNC Bank, National Association to increase the maximum revolving advance amount from $35 million to $45 million. The amendment also increased the limitation on annual capital expenditures, inclusive of leased assets, from $40 million to $50 million. All other terms and conditions of the credit facility remained unchanged. A copy of Amendment No. 2 to the Amended and Restated Credit Facility is filed as Exhibit 10.1 to this Form 8-K and incorporated by reference.


ITEM 9.01.      FINANCIAL STATEMENTS AND EXHIBITS

The following exhibit is filed as part of this report:

     10.1 Amendment No. 2 to Amended and Restated Revolving Credit, Term Loan and Security Agreement, dated as of October 31, 2006, among Air Methods Corporation, Rocky Mountain Holdings, L.L.C., Mercy Air Service, Inc. and LifeNet, Inc. and PNC Bank, National Association, LaSalle Bank, N.A., and Key Bank, N.A.


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
SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                    AIR METHODS CORPORATION


Date:  November 3, 2006             By  \s\ Trent Carman
                                        ----------------------------------------
                                        On behalf of the Company, and as
                                        Chief Financial Officer


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